Exhibit 20.12

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - May 2006

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		4/15/2008

Gross Monthly Payment Rate		18.30%
Delinquency Rate:	30 to 59 days	1.10%
	60 to 89 days	0.70%
	90 + days	1.54%
Excess Spread Analysis
Series		COMT 1998-1
Portfolio Yield		19.19%
Weighted Average Coupon		6.31%
Servicing Fee Percentage		1.50%
Net Loss Rate		2.53%

Excess Spread Percentage:	May-06	8.85%
	Apr-06	7.70%
	Mar-06	9.01%
3-Month Average Excess Spread		8.52%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer
Interchange to Capital One Bank as the Servicer of the
Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - May 2006

Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500 MM
Expected Maturity (Class A)		7/17/2006

Gross Monthly Payment Rate		18.30%
Delinquency Rate:	30 to 59 days	1.10%
	60 to 89 days	0.70%
	90 + days	1.54%
Excess Spread Analysis
Series		COMT 1999-3
Portfolio Yield		19.19%
Weighted Average Coupon		5.46%
Servicing Fee Percentage		1.50%
Net Loss Rate		2.53%

Excess Spread Percentage:	May-06	9.71%
	Apr-06	8.38%
	Mar-06	10.33%
3-Month Average Excess Spread		9.47%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer
Interchange to Capital One Bank as the Servicer of the
Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - May 2006

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		18.30%
Delinquency Rate:	30 to 59 days	1.10%
	60 to 89 days	0.70%
	90 + days	1.54%
Excess Spread Analysis
Series		COMT 2000-3
Portfolio Yield		19.19%
Weighted Average Coupon		5.47%
Servicing Fee Percentage		2.00%
Net Loss Rate		2.53%

Excess Spread Percentage:	May-06	9.19%
	Apr-06	7.86%
	Mar-06	9.81%
3-Month Average Excess Spread		8.95%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - May 2006

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-5	COMT 2001-6
Size		$1200 MM	$1000 MM	$1300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2006	8/15/2008

Gross Monthly Payment Rate		18.30%	18.30%	18.30%
Delinquency Rate:	30 to 59 days	1.10%	1.10%	1.10%
	60 to 89 days	0.70%	0.70%	0.70%
	90 + days	1.54%	1.54%	1.54%

Excess Spread Analysis

Series		COMT 2001-1	COMT 2001-5	COMT 2001-6
Portfolio Yield		19.19%	19.21%	19.19%
Weighted Average Coupon		5.33%	5.41%	5.34%
Servicing Fee Percentage		2.00%	2.00%	2.00%
Net Loss Rate		2.53%	2.53%	2.53%

Excess Spread Percentage:	May-06	9.33%	9.27%	9.32%
	Apr-06	8.10%	8.16%	8.01%
	Mar-06	9.94%	9.41%	9.94%
3-Month Average Excess Spread		9.12%	8.94%	9.09%

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - May 2006

Capital One Master Trust (COMT)

Series		COMT 2001-8
Size		$1000 MM
Expected Maturity (Class A)		10/16/2006

Gross Monthly Payment Rate		18.30%
Delinquency Rate:	30 to 59 days	1.10%
	60 to 89 days	0.70%
	90 + days	1.54%

Excess Spread Analysis

Series		COMT 2001-8
Portfolio Yield		19.19%
Weighted Average Coupon		4.84%
Servicing Fee Percentage		2.00%
Net Loss Rate		2.53%

Excess Spread Percentage:	May-06	9.82%
	Apr-06	8.73%
	Mar-06	9.97%
3-Month Average Excess Spread		9.51%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - May 2006

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		1/15/2009	3/15/2007	5/15/2007

Gross Monthly Payment Rate		18.30%	18.30%	18.30%
Delinquency Rate:	30 to 59 days	1.10%	1.10%	1.10%
	60 to 89 days	0.70%	0.70%	0.70%
	90 + days	1.54%	1.54%	1.54%

Excess Spread Analysis

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Portfolio Yield		19.19%	19.19%	19.19%
Weighted Average Coupon		5.36%	5.29%	5.12%
Servicing Fee Percentage		2.00%	2.00%	2.00%
Net Loss Rate		2.53%	2.53%	2.53%

Excess Spread Percentage:	May-06	9.30%	9.37%	9.54%
	Apr-06	8.07%	8.14%	8.46%
	Mar-06	9.91%	9.98%	9.70%
3-Month Average Excess Spread		9.09%	9.16%	9.24%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.